UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.           )
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☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a–12
MMC ENERGY, INC.
(Name of Registrant as Specified In Its Charter)
ENERGY HOLDINGS LIMITED LLC
G. WILLIAM EASON
KARL W. MILLER
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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PRELIMINARY COPY
ENERGY HOLDINGS LIMITED LLC
G. WILLIAM EASON
KARL W. MILLER

      , 2008
Dear Fellow MMC Stockholder:
          WITH THE ENCLOSED PROXY STATEMENT AND THE ACCOMPANYING BLUE PROXY CARD, ENERGY HOLDINGS LIMITED LLC (“EHL”), TOGETHER WITH G. WILLIAM EASON AND KARL W. MILLER, ARE SOLICITING YOUR PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS OF MMC ENERGY, INC. (“MMC”), TO BE HELD ON MAY 28, 2008, IN SUPPORT OF THE ELECTION OF SEVEN NOMINEES TO REPLACE ALL OF THE SEVEN INCUMBENT DIRECTORS PROPOSED FOR ELECTION BY MMC.
          IN ADDITION TO MESSRS. EASON AND MILLER, OUR NOMINEES TO SERVE AS DIRECTORS OF MMC ARE KETHEESCH ARAN, JOSEPH HEARNE, KEVIN MCCONVILLE, RAIFORD TRASK, JR. AND TONY VALENTINE (THE “NOMINEES”). THEIR BIOGRAPHICAL INFORMATION AND QUALIFICATIONS ARE INCLUDED IN THE ENCLOSED PROXY STATEMENT.
          Our slate includes energy industry executives with proven track records and individuals with entrepreneurial talent who understand the dynamics and challenges of managing a micro cap growth company and the operational and credit challenges of managing unregulated power generation assets in today’s market. Our Nominees include major MMC stockholders who invested in MMC at its inception and have significant capital at risk, JUST LIKE YOU.
          EHL was formed by the entrepreneurial and execution focused MMC founding stockholders in order to respond to the many opportunities that exist currently in the energy industry and specifically within the electricity generation segment.
          Additionally, EHL was formed to address the substantial deterioration in MMC’s stockholder value, the continued lack of liquidity of MMC’s shares and to replace the incumbent MMC board. EHL is a significant stockholder beneficially owning 559,386 shares of MMC common stock, or approximately 4% of the outstanding shares.
          Our Nominees are excited about creating an energetic, dynamic, results driven and execution oriented team who we believe will raise investor confidence and move MMC towards realizing its true value. Our Nominees have committed not to collect fees for MMC board service or meetings, substantially reducing expenses, preserving cash and illustrating their commitment to MMC and its stockholders. Additionally, our Nominees will not grant any further “change of control” benefits of the type which the current MMC board bestowed to management, without obtaining prior stockholder approval.
          EHL, G. William Eason and Karl W. Miller, MMC’s founder, have aligned to file this proxy statement due to their passionate belief that MMC needs an immediate leadership change – both at the board and management levels — to provide MMC the ability to grow and prosper. Mr. Miller has a deep understanding of MMC, its existing assets, its capital structure and the segment of the market in which MMC competes. Most importantly, he has the vision required to lead MMC to the next plateau. Mr. Miller is a driven and execution orientated energy industry executive, who built MMC from its inception and led a very successful IPO in June 2007. Mr. Miller is a significant paid in stockholder, owning 711,328 shares of MMC common stock, or approximately 5% of the outstanding shares. Mr. Miller has committed to invest up to an additional $1 million in MMC common stock if our slate is elected, further aligning the interests of the new board and new management with stockholder interests.

          EHL and Mr. Miller together own approximately 9 percent of MMC’s outstanding common stock.
          Mr. Miller previously served in various executive positions at MMC, including Chairman of the Board, Chief Executive Officer and President. Mr. Miller has dedicated many years of his professional life, dating back to 2002, to the development and growth of MMC both as a private and public company. Mr. Miller stepped down as an executive of MMC in December 2007 and, as required by MMC as a condition to the payment of his severance benefits, resigned from the Board in February 2008.
          If our Nominees are elected, they will use their best efforts to elect Messrs. Aran, McConville and Miller to executive officer positions with MMC. EHL and other stockholders have prevailed upon Mr. Miller to return to MMC and to continue leading MMC forward through its growth and development phase to a sustained profitable company for the benefit of all stockholders. Our Nominees will surround Mr. Miller with a new board of directors with entrepreneurial talent, an understanding of the dynamics and challenges of managing a growth business and who possess broad and deep experience within the energy industry.
          EHL, its management team and Mr. Miller are committed to aggressively moving MMC forward, but doing so with a disciplined commitment to a strategy that is constantly responding to a changing market. This is central to MMC realizing revenue growth, greater profitability, reduction in expenditures, a vibrant transaction pipeline and, ultimately, creation of value. Our slate desires to provide the leadership necessary to attract a management team to execute a business plan to grow MMC, for the benefit of all stockholders.
•	Executive Management: We have announced the senior management team which our Nominees intend to appoint if elected. This team will work in coordination with Mr. Miller on growing MMC. Our Nominees intend to pursue a Western states strategy, with a particular focus upon the California market. Our proposed management team and directors intend to actively operate the MMC business and grow long term stockholder value through dynamic, “hands on” and energetic leadership.

•	Revenue Growth Through Asset Acquisition and Development Pipeline: EHL, separate and apart from MMC, is in various stages of negotiation with multiple industry counterparties on a number of energy projects and expects to sign letters of intent to acquire certain energy assets. While in its early stages, EHL believes that its transaction pipeline is exciting and executable and intends to aggressively move forward to fund and acquire assets over the next several months. EHL intends to transfer its transaction pipeline to MMC, without cost or premium, assuming a successful proxy contest. EHL’s acquisition and development strategy concentrates on the Western states with a particular focus on the California market.

•	Cost Control: The Nominees will relocate MMC’s executive management team to Southern California, providing an efficient execution of its business strategy and allowing close proximity to MMC’s existing projects and other targeted energy assets. Our Nominees also plan to close MMC’s New York City offices, to sever MMC’s engagements with duplicative legal and consulting firms and to integrate MMC’s infrastructure, significantly reducing operating expenses and creating greater efficiencies of scale.

•	Director Fees: Our Nominees will not accept fees for their services to the MMC Board of Directors. MMC is a micro-cap company and many of our Nominees are “paid in” stockholders whose economic interest is closely tied to MMC’s performance and success. This commitment eliminates the large fees currently paid by MMC to its five outside directors.
          We believe that MMC will benefit immediately upon the election of our Nominees through the contribution of EHL’s acquisition and development transaction pipeline referred to in the proxy statement. Consistent with the elimination of expenses referred to above, EHL seeks no remuneration for the potential stockholder value these transactions may create.

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          Most importantly, our Nominees and proposed executive management team will afford fresh viewpoints and experienced and seasoned advice and counsel to MMC. As an MMC stockholder, you have the opportunity and the right to vote for an alternative slate of director nominees, replacing the entire incumbent board. Our Nominees are experienced and have a clear vision and the expertise to manage and lead MMC during what could be a period of significant growth, rather than the “status quo”.
          Our Nominees are highly qualified and experienced, and have impressive and diverse backgrounds in energy, business, operations and development, risk management, finance and real estate. As a group of professionals, they understand the importance of a board of directors in setting the direction and culture of a micro-cap public company.
          As major stockholders focused on creating greater value for all MMC stockholders, we believe it is time for a change in MMC’s governance. In recent months, we have made recommendations to MMC in an attempt to assist it in growing its revenues, reducing its cost structure, enhancing its profitability and reestablishing credibility and confidence of stockholders. There is significant work to be done if MMC is to realize its true value potential. Our Nominees are committed to undertaking whatever is necessary to reestablish MMC as a viable company with great growth potential, in a market segment that is burgeoning with opportunity and thereby create value for its stockholders. We are very proud of our slate and feel confident that if investors take a cold, hard look at the opportunities that exist within the energy industry today, and the state of affairs within MMC, there is every reason to elect our Nominees. Now is the time to elect a new entrepreneurial board and management team that understands the realities of micro cap growth companies and the operational and credit challenges of managing unregulated power generation assets in today’s markets.
          MMC can be a great company again and we are determined to create an energetic,dynamic, results driven and execution oriented team to move MMC forward. We want a higher share price based on the prospects of the underlying business driven by experienced directors and management.
          REMEMBER, IN THE THIRD QUARTER OF 2007, UNDER MR. MILLER’S LEADERSHIP, MMC RECORDED EARNINGS OF $.05 PER SHARE! EARNINGS FOR A COMPANY THIS SOON AFTER ITS IPO IS VERY RARE AND A TESTAMENT TO HIS LEADERSHIP.
          WE DO NOT BELIEVE THAT THE INCUMBENT SLATE HAS PROVIDED REASONS FOR ANOTHER YEAR AT THE HELM OF MMC
          If you believe that a change in MMC’s board is beneficial to stockholders, you must act now by returning the BLUE proxy card to elect our Nominees at the 2008 Annual Meeting. Our proxy statement also solicits your vote for two amendments to MMC’s Bylaws as described in the accompanying proxy statement.
          Our Nominees include stockholders just like you. Their interests are aligned with your interests and those of all stockholders. The choice is clear. The choice is yours!
          We urge you to consider carefully the information contained in our proxy statement and then support our efforts as stockholders by marking, signing, dating and returning the enclosed BLUE proxy card to vote for our Nominees and our other proposals.

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          IT’S TIME TO GET BACK TO WORK!
          If you have any questions or require assistance with your vote, please contact EHL at the contact number listed below. Unlike many boards of directors, our slate welcomes questions and thoughts of stockholders. EHL is open to speaking with you at anytime consistent with our policy of transparency.

Thank you for your support,

Energy Holdings Limited LLC
G. William Eason Karl W. Miller

Energy Holdings Limited LLC
P.O. Box [                    ]
Wilmington, NC [                    ]
Call Toll–Free: 1-888-353-1113

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PRELIMINARY COPY
2008 ANNUAL MEETING OF THE STOCKHOLDERS
OF
MMC ENERGY, INC.

PROXY STATEMENT
OF
ENERGY HOLDINGS LIMITED LLC
G. WILLIAM EASON
KARL W. MILLER

          This Proxy Statement and the accompanying BLUE proxy card are being furnished to stockholders of MMC Energy, Inc. (“MMC” or the “Company”) in connection with our solicitation of proxies to be used at the 2008 Annual Meeting of Stockholders of MMC, including any adjournments, postponements, reschedulings or continuations thereof and any meeting which may be called in lieu thereof (the “Annual Meeting”). The Annual Meeting is scheduled to be held on May 28, 2008, at 9:00 a.m., local time, at Le Meridien Hotel, 333 Battery Street, San Francisco, California. The principal executive offices of MMC are located at 26 Broadway, Suite 907, New York, NY 10004. Our proxy statement and the accompanying BLUE proxy card are first being furnished to stockholders on or about                       , 2008.
          At the Annual Meeting, we are seeking your support for the following:
1.	To elect the following slate of director nominees: Kevin McConville, Ketheesch Aran, Tony Valentine, Karl W. Miller, G. William Eason, Joseph Hearne, and Raiford Trask, Jr. (the “Nominees”), each to serve for a one–year term until the Company’s 2009 Annual Meeting of Stockholders (“Proposal 1”);

2.	To amend the MMC Bylaws to establish an age limitation for directors providing that no person shall be eligible to be elected as a director for a term which expires after he or she reaches age 72 (“Proposal 2”);

3.	To repeal each provision of the MMC Bylaws and any and all amendments to the Bylaws (whether effected by supplement to, deletion from or revision of the Bylaws) since March 7, 2008 and before the effectiveness of the foregoing Proposals and the seating of the Nominees on the Board, other than those provisions which were duly adopted by the stockholders of MMC and those provisions which under Delaware law cannot be repealed by the stockholders of MMC, and to provide that, without the affirmative vote of the holders of a majority of the stock of MMC having voting power, MMC’s Board of Directors may not thereafter amend any section of the Bylaws affected by such repeal or adopt any new Bylaw provision in a manner which serves to reinstate any repealed provision or adopt any provision having a similar effect as the repealed provision (“Proposal 3”, and collectively with Proposals 1 and 2, the “Proposals”).
          OUR NOMINEES ARE COMMITTED TO ACTING IN THE BEST INTEREST OF THE COMPANY’S STOCKHOLDERS. WE BELIEVE THAT YOUR VOICE IN THE FUTURE OF MMC CAN BEST BE EXPRESSED THROUGH THE ELECTION OF OUR NOMINEES AND THE APPROVAL OF OUR OTHER PROPOSALS WHICH ARE FURTHER DISCUSSED HEREIN. ACCORDINGLY, WE URGE YOU TO VOTE YOUR BLUE PROXY CARD FOR OUR NOMINEES AND FOR THE APPROVAL OF OUR OTHER PROPOSALS.
          WE ARE MAKING THIS SOLICITATION ON OUR OWN BEHALF AND NOT ON BEHALF OF THE BOARD OF DIRECTORS OR MANAGEMENT OF MMC. EXCEPT AS DISCUSSED HEREIN OR IN THE 2008 PROXY STATEMENT OF MMC, WE ARE NOT AWARE OF ANY OTHER MATTERS TO

BE BROUGHT BEFORE THE ANNUAL MEETING. SHOULD OTHER MATTERS, WHICH WE ARE NOT AWARE OF A REASONABLE TIME BEFORE THIS SOLICITATION, BE BROUGHT BEFORE THE ANNUAL MEETING, WE WILL VOTE THE PROXIES WE HOLD ON THOSE MATTERS IN OUR DISCRETION.
          IF YOU HAVE ALREADY SENT A WHITE PROXY CARD FURNISHED BY MMC MANAGEMENT TO MMC, YOU MAY REVOKE THAT PROXY BY SIGNING, DATING AND RETURNING THE ENCLOSED BLUE PROXY CARD. THE LATEST DATED PROXY IS THE ONLY ONE THAT COUNTS. ANY PROXY MAY BE REVOKED AT ANY TIME PRIOR TO THE ANNUAL MEETING BY EITHER DELIVERING A WRITTEN NOTICE OF REVOCATION OR A LATER DATED PROXY FOR THE ANNUAL MEETING TO US OR BY VOTING IN PERSON AT THE ANNUAL MEETING.

IMPORTANT
          The election of the Nominees requires the affirmative vote of a plurality of the votes cast, assuming a quorum is present or otherwise represented at the Annual Meeting. That means that the director nominees with the most votes for available board seats will be elected. Accordingly, your vote is important, no matter how few shares of common stock of MMC (the “Shares”) that you own. We urge you to mark, sign, date, and return the enclosed BLUE proxy card today to vote “FOR” the election of our Nominees and “FOR” our other Proposals discussed herein.
          WE URGE YOU NOT TO SIGN ANY PROXY CARD SENT TO YOU BY MMC. IF YOU HAVE ALREADY DONE SO, YOU MAY REVOKE YOUR PROXY BY DELIVERING A LATER–DATED BLUE PROXY CARD IN THE ENCLOSED POSTAGE–PREPAID ENVELOPE, OR BY VOTING IN PERSON AT THE ANNUAL MEETING.
          According to the Annual Report on Form 10–K of MMC for the fiscal year ended December 31, 2007 (the “MMC 2007 Form 10–K”), filed with the Securities and Exchange Commission on March 12, 2008, there were an aggregate of 13,917,347 Shares issued and outstanding. Our Nominees and Energy Holdings Limited LLC (“EHL”) are deemed to beneficially own (as beneficial ownership is defined in Rule 13d–3 under the Securities Exchange Act of 1934, as amended), in the aggregate, 1,278,775 Shares, representing approximately 9.1% of the Shares, based upon the amount of Shares reported to be issued and outstanding in the MMC 2007 Form 10–K. Please see Annex I for additional information about the Nominees and EHL, including their beneficial ownership, and purchases and sales of Shares.
          Only holders of record of Shares as of the close of business on March 31, 2008 (the “Record Date”) are entitled to notice of, and to attend and to vote at, the Annual Meeting. According to the proxy statement of MMC, as of the Record Date, there were 14,144,347 Shares outstanding and entitled to vote at the Annual Meeting. As of the Record Date, our Nominees and EHL are deemed to beneficially own (as beneficial ownership is defined in Rule 13d–3 under the Securities Exchange Act of 1934, as amended), in the aggregate, 1,278,775 Shares, representing approximately 9.0% of the issued and outstanding Shares (based upon the Shares stated to be issued and outstanding as of the Record Date by MMC in its proxy statement).
          If you have any questions, require assistance in executing your BLUE proxy card, need additional information concerning these proxy materials or need additional copies, please contact us as follows:
Energy Holdings Limited LLC
P.O. Box [                    ]
Wilmington, NC [                    ]
Call Toll–Free: 1-888-353-1113

REASONS WHY WE ARE SEEKING TO
REPLACE THE ENTIRE BOARD OF DIRECTORS OF MMC
          EHL was formed by the entrepreneurial and execution focused MMC founding stockholders in response to the substantial attractive opportunities prevalent in the U.S. electricity generation and energy industry as well as to seek to replace the incumbent MMC board so to be able to grow MMC and increase value for all stockholders.
          Although EHL was formed only early this year, its executive management team is very seasoned and has already identified and engaged in discussions for the acquisition of multiple energy projects that are in various stages of completion (existing and operational, existing and mothballed, in late stage construction, in pre-construction and in early stage development). Our Nominees (other than Mr. Miller) are members of EHL or its senior management team. The discussion below of EHL’s strategy and current activities is designed to illustrate the dynamic growth possibilities they can offer to MMC when our slate is elected. If our Nominees are elected, EHL intends to transfer all of its interests in projects to MMC.
          EHL is in discussions and negotiations with several companies and asset owners and has issued offer letters in some cases. EHL has executed a letter of intent to construct a solid fuel power plant in the Western U.S. EHL management is in discussions with several funding sources for the financing of its acquisition and development program. A summary of the energy projects currently in EHL’s pipeline is as follows:

			Estimated Capital
		Project Size	Required
Project Status	Projects	(MW)	($ in millions)
Letters of Intent Signed	1	25	$42.0
Letters of Intent in Process	1	50	$100.0
Development Bids w/deposits	1	15	$22.5
Discussion in Process	6	155	$170.0

Total	9	245	$294.5
          EHL’s involvement in each project is at a relatively early stage. No financing commitments have been received and final due diligence has not been completed with respect to any of the projects. Therefore, no assurances can be made regarding EHL’s ability to complete these projects or their success should they be completed.
           Should our Nominees be elected, EHL will cease seeking opportunities for itself and its management team will begin to serve as MMC’s management, solely for the benefit of MMC and its investors. EHL plans to fund future projects in a manner and with a philosophy that protects stockholders from dilution but provides MMC with accretive growth opportunities.
          We believe that projects that meet the rigorous due diligence discipline that the company and the market require can be funded accretively utilizing project level equity and project level debt. Free cash flow (after reserves and assuming debt service coverage ratios have been met per credit agreements) will be distributed to MMC at the parent company level. In addition, utilizing this framework, MMC will receive compensation from the project for operations, scheduling, dispatch, energy procurement, bonuses for optimal operations and other enhancements emanating from the facilities’ optionality.
          Projects of significant size and desirability can be funded with MMC equity raised at the parent, or holding company level. We intend that such projects must not only meet rigorous due diligence tests, but will be subjected to accretion analysis ensuring existing stockholders are not diluted. In order to meet the criteria for the sale of additional equity, any proposed acquisition or development opportunity must demonstrate increased earnings per share and MMC must sell the “new” equity based upon the acquisition’s accretive characteristics. The success of a board of directors and its management lies in its ability to raise sufficient equity and the appropriate amount of debt to fund such an acquisition on an accretive basis. If the “new” equity cannot be raised on a non-dilutive basis, management should not move forward on the proposed acquisition.
          EHL is seeking to acquire and control niche opportunities in the electricity generation market for both natural gas and clean coal fueled assets as well as alternative and renewable (“green”) energy projects. EHL is also preparing to respond to several upcoming RFP’s by Western utilities for alternative and renewable energy sources. However, EHL also intends to “opportunistically” exploit ownership benefits of assets in locations not conforming to the stated strategy. Each transaction that does not meet the stated strategy will be evaluated internally with greater scrutiny, seeking to ensure, that if pursued, the project is “extraordinary” from a return perspective, creates synergies or economies of scale and/or creates a new platform that in management’s opinion warrants pursuit.
          EHL targets the Western United States, with particular focus upon California to execute its energy acquisition and development strategy. Our Nominees will name a seasoned and execution orientated energy management team to operate MMC from May 28th onward. The executive management team will be located in Southern California to ensure a cohesive execution of the company’s strategy. Initial staffing will include two EHL senior executives (management) along with two or three analyst/associates. Chadbourne & Parke LLP has been retained as legal counsel.
          EHL intends to utilize existing relationships with industry experts to facilitate scalable commercial structures, with engineering firms, environmental consultants, land management firms, and commodity management.
          Substantial Attractive Opportunities are Prevalent in the U.S. Electricity Generation and Energy Industry
          The partial deregulation of the electricity and utilities industry in the United States has led to an increased level of complexity of operations and related transactions over the past ten years. There are compelling opportunities for development, re-powering and the restructuring of contractual commitments and obligations of existing electricity generation assets. The level of transaction complexity has risen tremendously during this timeframe and it is paramount that a seasoned and execution oriented management team, such as the group that EHL has assembled, be in place to originate, develop, close and “risk manage” such transactions and optimize revenue.
          We believe that there are particularly attractive opportunities to develop and acquire electricity generation assets and participate in the renewable (“green”) energy markets. Additionally, current private equity and hedge funds, as well as public entities that own sub-performing assets, are aggressive sellers due to the current disruptions in the credit and capital markets. We believe that the “tough credit” nature of these assets offers attractive acquisition and development opportunities and is central to EHL’s strategy and the strategy that we propose for MMC.
          EHL intends to acquire, re-power and develop natural gas, clean coal and renewable assets in key geographic transmission and energy-constrained locations such as California, Arizona, Nevada, New Mexico and Colorado. EHL intends to specifically focus on existing assets, both operational and non-operational, in the Western U.S. We intend to maximize environmental emission and green credits and fuel efficiency. EHL and our Nominees, if elected, will select as a segment of focus, projects that are within close proximity to industrial facilities with heavy steam/power requirements. We also intend to identify late stage development projects that have gained site control (“land”) and are moving through the permitting process. EHL will also seek opportunities within small public and private companies that may contain or represent orphaned assets due to weak management and capital constraints. These assets fall below the investment criteria of large, well capitalized buyers. Acquisition multiples will vary by asset, location, and contract structure. EHL expects this to be particularly true in the renewable energy sector. Our Nominees intend to implement these strategies at MMC if elected.
          Despite the current disruptions in the credit and capital markets, we believe debt and equity is available for well structured energy transactions and credible management teams. We believe significant risk adjusted returns can be realized by asset owners in optimal locations such as the Western U.S., particularly California and the desert southwest. Natural gas fueled plants should hold a big advantage relative to coal or nuclear with regard to re-powering opportunities. Across Western U.S. markets, natural gas is the primary fuel of choice and it is often referred to as being “on the margin” reflecting the need for efficiency, emissions credits and operational flexibility, which natural gas offers. “On the margin” allows companies to produce electricity with a level of certainty that sales revenue will exceed costs on an operating basis. This component is central to the strategy that our Nominees will implement at MMC after election, as retrofitted projects will be more efficient than the plants with which they compete, considering the market clearing price is set based on a group of less efficient, older facilities.
          In California, ancillary services, which are products provided by power plants that are needed to enable the power grid to function properly, such as peaking services and ancillary services, can be sold at a premium. MMC was denied payment by the California Independent System Operator or CAISO for such services. MMC neglected to file a complaint seeking reinstatement of payments from the CAISO with the Federal Energy Regulatory Commission (FERC), the agency charged with resolving such claims for six months. As a result, it is possible that MMC will have to forfeit payments for ancillary services that it provided to CAISO during 2006 and 2007 if it fails to persuade FERC that it is entitled to revenues for these periods and it may also forfeit all such future potential revenues.
          Energy demand in California and the desert southwest is growing in excess of 3% per annum, which is substantial in the utility industry. Nevada is experiencing peak power shortages and it is evident that the rest of the desert southwest is experiencing similar shortages due to rising demand for stable power sources.
          Driven by the renewable portfolio standards (“RPS”) mandated at the California state level and transportation fuel standards at the federal level, renewable and alternative energy projects represent another significant area of opportunity. Renewable energy from wind, solar, geothermal, biomass and biodiesel projects have become attractive as states strive to satisfy RPS. Twenty percent of electric utility sales must be derived from renewable sources by 2010 per a recent California mandate. Other alternative sources such as ethanol projects will create financial restructuring opportunities as they experience market challenges and disruptions in operations from macroeconomics forces. Additionally, the regulatory environment encourages clean and efficient generation and is expected to improve significantly in the near term.
          EHL’s geographic focus will be on the Western U.S. California is heavily dependent on electricity imports from other Western states, which leaves it vulnerable to critically low (<5% peak day) reserve requirements. The neighboring states of Arizona and Nevada are experiencing explosive load growth further reducing their reserve margins (reserve power) and also limiting their export capability to California. Transmission constraints limit the ability of hydroelectric and coal/nuclear resources to meet energy and reliability needs of California and the Western U.S. region. Additionally, many existing nuclear facilities are aging and experiencing operational problems. Many management teams are unable to compete in a rapidly changing and complicated energy market. There are existing smaller assets whose long term power contracts are terminating or have terminated that will require refurbishment and re-powering to satisfy the changing efficiency and environmental standards. The California energy system efficiency is currently below desired levels. In addition, the system is faced with transmission congestion, requiring near/long term solutions in generation and transmission. It generally takes 5-7 years or longer to permit and build new transmission lines due to difficulty in obtaining rights of way. New large base-load electricity generation assets, while required, are difficult to construct due to the difficulty in obtaining the necessary permits, water rights, transmission connections, and emission credits.
          Given the regulatory, environmental and efficiency factors impacting the generation and transmission of electric power, EHL intends to, and upon election our Nominees would cause MMC to, focus on niche-based assets that contain significant inherent value and require the structuring and operational expertise of our management team. Niche opportunities mistakenly convey a sense of “one off” transactions. However, in this instance, the concept is a misnomer, as we believe that there is a sufficient magnitude of “niche” opportunities to create and grow a viable company. EHL’s management team has identified and is currently exploring several value-added investment opportunities that include:
•	Acquisition of a 25MW project nearing mechanical completion. EHL has signed an offer letter with the owners for this $42 million acquisition.

•	EHL has responded to a renewable RFP by a credit worthy western electric co-operative; EHL’s proposal is to develop and construct a 15 MW solid fuel fired power plant using waste wood and tire derived fuel for emission credits.

•	EHL has issued an offer letter to the developer of a fully permitted 50MW power project in the Northeast U.S. for the rights to construct a natural gas-powered project to meet power shortages in congested locations on the transmission grid. This project, while outside of the western region, is reflective of the need for EHL to be flexible and opportunistic.

•	EHL is in early stage discussions with two industrial facilities in the Western U.S. with regard to developing a solid fuel power plant to supply electricity.

•	EHL is in negotiations to acquire and repower two existing gas fired power plants in the Western U.S. within close proximity of energy intensive industrial facilities.

•	EHL is evaluating the potential acquisition and re-commissioning and/or re-powering of two biomass projects in the Western U.S.

•	EHL is evaluating the opportunity to develop and construct several natural gas fueled peaker facilities adjacent to identified wind parks in the Tehachapi and Palm Springs areas of California.

•	EHL is evaluating multiple development sites available in California, Arizona and Nevada for green field power plant development projects.
          Other opportunities pursued by EHL include the following:
•	Utilities in the Southwest have issued multiple requests for proposals for all renewable power to satisfy RPS standards. EHL is in the process of responding to various RFPs.

•	In discussions to joint venture with other renewable project developers.
          These projects are speculative and no financing commitments have been received and due diligence has not been completed for any of the projects. No assurances can be made regarding EHL’s ability to complete these projects or their success should they be completed.
          We believe the combination of the above factors favors EHL’s strategy of growth in the power generation sector. We believe that EHL and its management team are well positioned to achieve significant growth and the accompanying earnings over the next several years and to carry that strategy to MMC.
UNDERSTANDING THE BACKGROUND OF MMC ENERGY

2003-2004:	Miller McConville & Co. (“MMC”) founded by Karl Miller and Kevin McConville as a private acquisition company. MMC placed bids for energy assets in U.S. and UK power and gas markets, backed by large cap private equity, hedge funds and other financial institutions.

2005:	Formed MMC Energy North America, LLC
• Contracted to acquire Chula Vista and Escondido Power Plants in San Diego.

2006:	Closed approximately $7 million in equity and debt agreements to acquire Chula Vista and Escondido plants.

• $3.5 million Debt Facility 100% personally guaranteed by Karl Miller.
• Closed acquisition of Chula Vista and Escondido for approximately 1.3X EBITDA, believed lowest acquisition comparable in California at that time.

2006:	Closed $12 million PIPE transaction comprised of primarily retail investors and reverse merger thereby causing MMC to become a public company
• Retail offering of 12 million shares of common stock $10.00/share, adjusted for reverse split.
• Protected MMC capital structure: no warrants or convertible or preferred stock issued.
• Proceeds used to acquire and re-commission Mid Sun Power Plant at approximately 5X EBITDA, another very low acquisition comparable.

2007:	McGuire Woods fraud matter discovered
• Louis Zehil, partner of McGuire Woods law firm purchased/sold one million MMC common shares illegally into market substantially depressing stock price on a very small public float
• We attribute the MMC stock price decline in late 2006 primarily to Zehil illegally selling shares

2007:	Effectuated 1:10 reverse split of MMC Common Stock
• Merriman Curhan Ford recommended reverse split of MMC common stock
• To facilitate a listing on NASDAQ Global Market and support common stock offering
• Listed MMC on NASDAQ Global Market under ticker MMCE

2007:	Closed $50 million common stock offering, dedicated use of proceeds
• Merriman Curhan Ford & Company lead placement agent, Sanders Morris Harris co-manager
• Sold approximately 9 million shares of common stock priced at $5.50/share
• Protected MMC capital structure: no warrants or convertible or preferred stock issued
• $38 million of offering proceeds dedicated to fund 100MW Chula Vista and 50MW Escondido power plant upgrades in San Diego, California
• Remainder of net offering proceeds after banking fees dedicated for working capital purposes

MILESTONES ACHIEVED UNDER MR. MILLER
          The following are significant milestones that we believe were achieved for MMC under Mr. Miller’s leadership.
▪	Raised capital efficiently and protected MMC stockholders from dilutive securities issuances in micro cap market
•	Left MMC with approximately $47MM in cash and virtually debt free

•	MMC posted record earnings of .05 per share in third quarter 2007—the last full quarter under his leadership

•	Protected stockholders from dilutive capital structure
▪	No warrants or convertibles or preferred stock issued
▪	Prudently deployed Company capital to acquire deep value and accretive power generation assets
•	Acquired Chula Vista and Escondido for approximately 1.3X EBITDA or $65/Kw
▪	We believe to be the lowest power generation acquisition comparable in California to that date
•	Acquired Mid Sun Power Plant for approximately 5X EBITDA or $250/Kw, very low acquisition comparable in California
▪	Advanced the critical Chula Vista and Escondido power plant upgrade initiatives
•	Filed California Energy Commission Permit Application for 100 MW Chula Vista Energy Efficiency Upgrade
▪	Permit Application has been deemed complete
•	Filed conditional use permit for 50MW Escondido facility upgrade with City of Escondido
▪	Passed Design Review Board, proceeded to Planning Commission
•	Completed Request for Offers for long lead time major equipment procurement
▪	Turbines, Transformers, Catalysts
•	Sourced major long lead time equipment and prepared orders and initial contracts with equipment vendors
▪	Managed risk to optimize profitability

•	Contracted a substantial portion of capacity long-term to investment grade counterparties

•	Qualified MMC generation facilities to sell capacity and provide premium ancillary services in CAISO

•	Aligned MMC generation assets cost structure to correspond better to MMC revenue streams
CHRONOLOGY OF EVENTS LEADING UP TO OUR DECISION
TO REPLACE THE ENTIRE BOARD OF DIRECTORS OF MMC
AND INITIATE THIS PROXY SOLICITATION
          Over the past several months we have grown very concerned about what we perceive as the loss of investor confidence in MMC and the substantial deterioration in stockholder value demonstrated by MMC’s severely depressed stock price.
          EHL made multiple attempts to send a firm message to the MMC board to make perfectly clear its intentions to dissuade the board from pursuing any ill advised transactions, such as attempting to sell any assets without stockholder approval or to redirect cash to unauthorized uses. EHL also reiterated on multiple occasions its request for the MMC board to use cash for the purposes set forth in MMC’s June 2007 prospectus.
          On March 7, 2008 EHL delivered its first letter to the MMC board. EHL advised the MMC board that, in its opinion, the board needed to demonstrate actions in the best interests of its stockholders and that EHL intended to file a Schedule 13D with the Securities and Exchange Commission (the “SEC”). EHL and Messrs. G. William Eason and Karl W. Miller simultaneously filed a Schedule 13D disclosing their beneficial ownership of approximately 9% of MMC’s outstanding shares and their intent, among other things, to nominate a slate of directors for MMC at its May 28, 2008 stockholder meeting. Although the Schedule 13D disclosed Mr. Miller’s beneficial ownership of 5% of MMC’s outstanding shares, the MMC proxy statement for its 2008 Annual Meeting failed to disclose Mr. Miller’s 5% beneficial ownership as required by SEC rules. Since EHL and other stockholders filed a Schedule 13D, the critical situation at MMC has become worse and made stockholder rights a larger issue.
          EHL also requested the MMC board move its annual meeting of stockholders to April 2008 so that stockholders could address the critical issues facing the company and vote on a new slate of directors to lead MMC forward. MMC’S BOARD CHOSE TO IGNORE THIS REQUEST.
          On March 11, 2008, MMC conducted an earnings teleconference where management did not discuss fourth quarter 2007 results, accepted only one question, and announced that its current CEO would spend time in California — in response to EHL’s criticism of a lack of a California presence and the unnecessary expense of the New York headquarters. MMC did not announce, however, the closing of the New York office to conserve cash.
          On March 20, 2008, EHL and Messrs. Eason and Miller notified MMC, as required by MMC’s advance notice Bylaw, that they intended to nominate director candidates and make other proposals at MMC’s 2008 Annual Meeting of Stockholders and provided the consents of, and information regarding, the Nominees and filed an Amendment to the Schedule 13D disclosing their Nominees.
          On March 21, 2008, MMC’s board announced it had retained Merriman, Curhan and Ford to assist MMC in developing “strategic alternatives” for the company. At this stage of development, MMC’s optimum strategy should have been clear to those experienced in the energy industry. Simply put, MMC should do whatever is necessary to complete the existing Chula Vista and Escondido upgrade projects, pursuant to and in conformity with the use of proceeds contained in MMC’s June 2007 prospectus and registration documents and do so without diluting stockholder value. Additionally, MMC should be seeking growth opportunities that are accretive to investors and it is our belief that someone inside MMC should be charged with business development or acquisition responsibilities.
          On March 26, 2008, MMC’s board announced a share repurchase program, an action that concerned EHL as well as other stockholders. While the intent to raise MMC’s share price is a goal shared by all investors, the use of MMC’s cash for this purpose, at this time, is completely inappropriate in EHL’s view. Such a use of cash, with critical construction projects in process and credit markets in disarray cannot be described as in MMC’s best interests. It is also inconsistent with the purpose of the offering in which the cash was raised.
          In its preliminary proxy statement filing with the SEC for its 2008 Annual Meeting, the MMC board recommended a “no” vote on a proposed share buyback plan that was introduced by a stockholder who commented that MMC’s share price had fallen by more than 80%. Yet the board had announced only two days earlier that it was proposing a share buyback program.
          On April 4, 2008 EHL delivered its second letter to MMC. EHL advised MMC that EHL and other stockholders were serious with regard to defending, not only their rights, but the rights of all stockholders against any ill advised transactions. EHL advised the MMC board that it intended to file its proxy shortly and the recent actions of the MMC board made it clearer than ever that the EHL slate must be elected. EHL also reminded the MMC board that the cash proceeds from the June 2007 IPO and the three power generation assets located in California are the only operating assets of significance to MMC, and that it is imperative the board seriously consider its fiduciary responsibilities to stockholders and afford EHL and all stockholders a voice and a vote on any material change in the use of proceeds and business strategy outlined in the June 2007 IPO.
          On April 10, 2008, MMC revealed in a Form 8-K filing that it had bestowed certain senior managers with “change in control” benefits that would cause payments, including tax gross-ups, to be made to them in the event of termination of employment after our Nominees are elected at the Annual Meeting. This will only make it more expensive for stockholders to remove the current board and management. EHL requested that this matter be put to a vote of stockholders at the annual meeting but was ignored. It is still, nevertheless — even considering the “costs” the board has created — even more important to elect our Nominees.
          On April 16, 2008, pursuant to Rule 14a-6 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), we filed our preliminary proxy statement and related form of proxy card with the SEC with respect to this proxy solicitation. On that same date, we issued a press release announcing the filing of our preliminary proxy statement.
KEY QUESTIONS FOR OUR NOMINEES
          1. Why do the Nominees want to serve on the MMC Board of Directors, a publicly traded micro-cap growth company?
          Our Nominees believe that there are many attractive opportunities in the U.S. electricity generation and energy industry. They also wish to manage MMC for growth and increase value for all stockholders.
          The Nominees understand how to address the challenges involved in managing and growing a micro-cap growth company. They recognize that it is necessary to focus upon operations, growth opportunities and increase the liquidity of MMC stock.
          The Nominees are highly qualified and experienced with diverse backgrounds in business operations, accounting, finance, technology and real estate. They understand that the role of a board of directors is to set the direction for, and guide, the management of a public company. They understand the need for the application of rigorous financial discipline. They understand the role of a board of directors to hold management accountable for executing on board-approved strategic and operational plans that enhance stockholder value. Consistent with their fiduciary duties, they will conduct a meaningful review of MMC’s operational and strategic plans to ensure the creation of stockholder value is their ultimate objective.

          2. How did the Nominees become involved with MMC?
          EHL was formed by the entrepreneurial MMC founding stockholders. The ability to develop an executable business plan and clearly articulate it to stockholders and potential investors, banks, regulators and other key stakeholders, are important elements of a professionally run public company. The Nominees have proven the ability to “wear the many different hats” necessary to execute the duties that are required. Our Nominees are convinced they can do so in a way that is superior to the existing MMC board and management.
          3. How much time do the Nominees plan to spend actively engaged in MMC’s business activities?
          Karl Miller, Kevin McConville and Ketheesch Aran will be full time employees. Our Nominees and proposed senior management team are proven professionals who will focus upon MMC’s bottom line and realize the importance of not only growing revenues but containing costs as well. We publicly stated that our Nominees will not accept payment for board service and that they commit to close MMC’s New York office and relocate to southern California thus maximizing efficiency and reducing costs simultaneously.
          4. Who will be responsible for transaction review and due diligence?
          Transaction review and due diligence will be conducted by a team that will includes Kevin McConville and Ketheesch Aran. This is a team that brings in excess of 60 years of combined experience in executive management, operations, trading and finance in the energy sector.
          5. Who will be responsible for business development?
          A team that includes Karl Miller, Kevin McConville and Ketheesch Aran will spearhead business development activities. Messrs. Miller and McConville will be responsible for corporate development and Mr. Aran will be responsible for project development. This team is also part of a much larger network of senior decision makers and consultants within the energy sector that will be able to be drawn upon to uncover opportunities.
          EHL is starting to develop a transaction pipeline that will become “assets” of MMC after our Nominees are elected. While these opportunities are currently speculative and it is premature to state that any of the transactions referred to will “close”, they present a “snapshot” of opportunities reflecting the proactive nature of our Nominees and proposed management team. The opportunities referred to are not only demonstrative of potential future growth, but are indicative of the managerial talent and board leadership that our slate embodies.
          6. Who will be responsible for regulatory matters?
          Kevin McConville will manage regulatory matters. Our proposed slate and executive team have proven over the long term a commitment to the fundamentals the current energy market requires. Staying abreast of regulatory matters- at the state and federal levels-ensuring not only compliance but that every opportunity is uncovered, vetted and then optimized. This commitment requires analyzing transactions, managing due diligence, staying abreast of the marketplace, managing resources, uncovering opportunities, execution of a business plan that is focused, yet flexible, to accommodate a changing environment. These traits are not developed overnight but are based on an individual’s level of experience. In this regard, we believe that our slate and executive team are clearly superior to the existing MMC board and management.
PROPOSAL NO. 1
ELECTION OF DIRECTORS
          The MMC Board is currently composed of seven directors, each of whom is elected annually. At the MMC 2008 Annual Meeting, seven directors will be elected. EHL and Messrs. Eason and Miller are seeking your support at the Annual Meeting to elect our Nominees in opposition to MMC’s director nominees, each to serve until the 2009 Annual Meeting of Stockholders and until his successors are duly elected and qualified or until his earlier death, resignation, or removal.

The Nominees
          Set forth below are the name, age, business address, present principal occupation and employment history of each of the Nominees for at least the past five years. No Nominee is currently a director of a publicly held company. This information has been furnished by the respective Nominees. Each of the Nominees has consented to serve as a director of MMC and to be named in this Proxy Statement as a nominee. Please see Annex I for additional information about the Nominees, including their beneficial ownership, purchases and sales of Shares.

Principal Occupation or Employment
Name, Age and Business Address	During the Past Five Years
Kevin McConville (age 51) Business Address: 9337B Katy Freeway, Suite 313 Houston, TX 77024	Mr. McConville is an independent energy consultant and private investor. Mr. McConville was a co-founder and Managing Partner of Miller McConville & Company, the private company that eventually became MMC Energy, Inc. and its affiliates, from August 2002 to mid-2004. From 2000 to 2002, Mr. McConville was a limited partner in Powersol Trading. From 1998 to 2000, Mr. McConville was the Managing Director of Enron Capital and Trade’s global industrial practice, investing debt and equity, supplying natural gas and electricity to energy intensive companies. Prior to 1998, Mr. McConville was a Vice-President of Business Development for Williams Trading, responsible for equity and debt investments in natural gas producing companies. Mr. McConville began his career at Panhandle Eastern Corporation and is trained in finance, regulatory affairs, valuation of natural pipeline and production properties, including the LNG facility. He is the Chief Operating Officer of EHL. Mr. McConville is a graduate of Drake University with a B.A. in Journalism and holds an MBA from the Houston Baptist University.

Ketheesch Aran (age 55) Business Address: 10641 West Vassar Place Lakewood, CO 80227	Mr. Aran is the owner of Castle Enterprises, LLC an independent power plant developer, involved in the development of several projects in the northeast U.S. From 2002 to 2006, Mr. Aran served as Vice President of North American Power Group in charge of power plant acquisitions. From 1998 to 2001, Mr. Aran was a Senior Vice President of El Paso Merchant Energy, a subsidiary of El Paso Corporation, responsible for the acquisition and development of power generation projects. From 1990 to 1998, Mr. Aran was Vice President and Group Head, Project Finance, at Chrysler Capital Corporation in charge of equity investments in independent power projects. Mr. Aran has completed multiple power plant acquisitions in the power generation industry during his career, involving project financing, transaction structuring and turnarounds. Mr. Aran brings in-depth experience in originating, acquiring and re-structuring power generation assets. Mr. Aran is a trained commercial banker including assignments with Bank of America and Bank of Boston. Mr. Aran is the Chief Financial Officer of EHL. Mr. Aran is a graduate of the University of Sri Lanka with a B.S. in Physics and an MBA from Georgia Southern University.

Principal Occupation or Employment
Name, Age and Business Address	During the Past Five Years
Tony Valentine (age 46) Business Address: 432 Island Shores Drive West Palm Beach, FL 33413	From September 2004 until the present, Mr. Valentine has been a principal in TK Research, Inc., a private placement consulting firm servicing small manufacturing and industrial organizations. From 2002 to September 2004, Mr. Valentine was a principal in Odysseus Energy LLC focused on the acquisition of undervalued power generation assets in the United States. From 1999 to 2001, Mr. Valentine was Chief Financial Officer for Kafus Industries, an American Stock Exchange listed company that manufactured medium density fiberboard, where he directed capital raising efforts. From 1995 to 1999, Mr. Valentine was Vice President at Enron Capital and Trade where he focused on making debt and equity investments in energy-intensive industrial companies. From 1993 to 1995, Mr. Valentine was a Vice President at GE Capital where he coordinated the provision of financing services for the construction of power plants, and the acquisition of oil and gas reserves and led the restructuring of a portfolio of at-risk investments. He is the Chief Development Officer of EHL. Mr. Valentine is a graduate of The University of Tennessee with a B.S. in Chemical Engineering and holds an MBA from Harvard Business School.

Karl W. Miller (age 43) Business Address: 411 Bradley Creek Point Road Wilmington, North Carolina 28403	Mr. Miller is a private investor. Mr. Miller served as Chairman and Chief Executive Officer of MMC from May 2006 through March 2007 and as President from March 2007 through December 2007. He also served as a director of MMC from its founding until February 14, 2008. Mr. Miller served as a Managing Partner of MMC Energy North America LLC, the company that eventually became MMC Energy, Inc., and its affiliates beginning in August 2002. From October 2001 through August 2002, Mr. Miller served as Senior Advisor, Europe, to Statkraft SF (Statkraft Energy Europe), an owner and manager of energy assets in Scandinavia and Europe. From January 2001 to October 2001, Mr. Miller was Senior Vice President, Head of Marketing, Business Development and Structured Transactions in North America for PG&E Corporation. Prior to that time, Mr. Miller held various executive operational and financial positions in the energy producing sector including with Electricite de France, El Paso Energy, Enron and Chase Manhattan Bank. Mr. Miller is a graduate of The Catholic University of America with a B.A. in accounting and an M.B.A. in finance from the Kenan-Flagler Business School at the University of North Carolina.

G. William Eason (age 59) Business Address: 711 Forest Hills Drive Wilmington, NC 28403	Dr. Eason is a radiologist and private investor. Dr Eason is the founder of Atlantic Radiology Associates and has been its President for more than the past five years and is the co-founder of Atlantic Diagnostic Imaging Centers and has been

Principal Occupation or Employment
Name, Age and Business Address	During the Past Five Years
its President for more than the past five years. Dr. Eason is also the co-founder of The Urgent Care Centers of the Carolinas, which owns and operates three medical care facilities. Prior thereto, Dr. Eason successfully owned, operated and sold several medical diagnostic imaging companies. Dr. Eason sold Atlantic Diagnostic Imaging Centers to Alliance Imaging in a private transaction. The sale included eight imaging centers and other intellectual property. Dr. Eason is a graduate of Auburn University and The University of Alabama Medical School. Dr. Eason is a founding stockholder of MMC and is the Managing Member of EHL.

Joseph C. Hearne (age 68) Business Address: P.O. Box 22 Kure Beach, NC 28449	Mr. Hearne is a real estate developer and private investor. Mr. Hearne is, and for more than the past five years has been, President of Hearne Properties, Inc., a real estate development construction and sales company located in North Carolina. Prior thereto, Mr. Hearne owned, operated and sold several auto dealerships and car rental businesses in North Carolina. Mr. Hearne is a graduate of Vanderbilt University with a B.A. in Business Administration. He is a founding stockholder of MMC and is a member of EHL.

Raiford Trask, Jr. (age 70) Business Address: 1202 Eastwood Road Wilmington, NC 28403	Mr. Trask has been a real estate developer, commercial farmer and private investor for more than the past five years. Mr. Trask owns and operates multiple real estate construction and development companies in North Carolina. He graduated from the Citadel with a B.S. in Commerce. Mr. Trask is a founding stockholder of MMC and is a member of EHL.
          Except as indicated above, (i) none of the Nominees has carried on an occupation or employment, during the past five years, with MMC or any corporation or organization which is or was a parent, subsidiary or other affiliate of MMC, and (ii) none of the Nominees has ever served on the board of directors of MMC.
          No family relationships exist between any Nominee and any current executive officer or director of MMC.
          Except as disclosed in this proxy statement, no Nominee is involved in any material pending legal proceedings with respect to MMC.
          Except as otherwise indicated in this proxy statement, there is no other arrangement or understanding between any Nominee and any other person pursuant to which he was or is to be selected as a Nominee or director, except that if the Nominees are elected, they would intend to use their best efforts to elect Messrs. Aran, McConville and Miller to executive officer positions. None of the Nominees will receive any compensation from us for being a Nominee or for their service as directors should they be elected other than out of pocket expense reimbursement associated with the proxy solicitation process. If elected, the Nominees will be entitled to such compensation from the Company as is provided to non-employee directors of the Company; however, the Nominees have committed not to accept any fees for serving as a non-employee director of the Company.
          Except as disclosed in this proxy statement (including Annex I attached hereto), none of the Nominees or any of their respective affiliates or associates has any substantial interest, direct or indirect, by security holdings or otherwise, in any matter to be acted upon at the 2008 Annual Meeting discussed in this proxy statement or in MMC’s 2008 Annual Meeting proxy statement.
          We do not expect that any of our Nominees will be unable to stand for election, but, in the event that any of such persons are unable to serve or for good cause will not serve, the Shares represented by the enclosed BLUE proxy card will be voted for one or more substitute nominees. In addition, we reserve the right to nominate substitute persons if MMC makes or announces any changes to the MMC Bylaws or takes or announces any other action that has, or if consummated would have, the effect of disqualifying any of the Nominees. We also reserve the right to nominate additional persons if MMC increases the size of the MMC Board above its existing size. In any such case, Shares represented by the enclosed BLUE proxy card will be voted for such substitute or additional nominees. Additional nominations made pursuant to the above would be without prejudice to our position that any attempt to increase the size of the current MMC Board would constitute an unlawful manipulation of MMC’s corporate machinery.
          WE STRONGLY URGE YOU TO VOTE “FOR” THE ELECTION OF OUR NOMINEES BY MARKING, SIGNING, DATING AND RETURNING THE ENCLOSED BLUE PROXY CARD IN THE POSTAGE PAID ENVELOPE PROVIDED TO YOU WITH THIS PROXY STATEMENT. IF YOU HAVE SIGNED THE BLUE PROXY CARD AND NO MARKING IS MADE, YOU WILL BE DEEMED TO HAVE GIVEN A DIRECTION TO VOTE ALL SHARES REPRESENTED BY THE BLUE PROXY CARD “FOR” THE ELECTION OF OUR NOMINEES NAMED ON THE BLUE PROXY CARD.
PROPOSAL NO. 2
AMENDMENT TO BYLAWS TO ESTABLISH AGE LIMITATION FOR DIRECTORS
          We are asking stockholders to amend the Bylaws of MMC to establish an age limitation for directors providing that no person shall be eligible to be elected as a director for a term which expires after he or she reaches age 72. The proposed amendment is to amend Section 2.2 of the Bylaws to add the following:
          “No person shall be eligible to be elected as a director for a term which expires after he or she reaches age 72.”
          In MMC’s proxy statement for the 2008 Annual Meeting, stockholder John J. Tennant, Jr. has proposed an age 75 mandatory retirement policy for outside directors. We agree with a mandatory retirement age for outside directors for the reasons described by Mr. Tennant. We believe, however, that it is preferable to have the fixed retirement age set forth in the Company’s Bylaws and that a person should not be elected as a director for a term expiring after attaining age 72.
          While the Bylaws are silent on the ability of stockholders to amend the Bylaws, Section 109 of the Delaware General Corporation Law provides that the conferral of the power to adopt, amend or repeal Bylaws upon the directors or governing body of a corporation, as the case may be, shall not divest the stockholders of such corporation of the power, nor limit their power, to adopt, amend or repeal Bylaws.
          WE STRONGLY URGE YOU TO VOTE “FOR” THE PROPOSAL TO AMEND THE BYLAWS TO ESTABLISH AGE LIMITATION FOR DIRECTORS ON THE ENCLOSED BLUE PROXY CARD.

PROPOSAL NO. 3
REPEAL OF ADDITIONAL BYLAWS OR BYLAW AMENDMENTS
          We are asking stockholders to repeal each provision of the Bylaws and any and all amendments to the Bylaws (whether effected by supplement to, deletion from or revision of the Bylaws) adopted since March 7, 2008 and before the effectiveness of the foregoing Proposals and the seating of the Nominees on the Board, other than those provisions which were duly adopted by the stockholders of MMC and those provisions which under Delaware law cannot be repealed by the stockholders of MMC, and to provide that, without the affirmative vote of the holders of a majority of the stock of MMC having voting power, MMC’s Board of Directors may not thereafter amend any section of the Bylaws affected by such repeal or adopt any new Bylaw provision in a manner which serves to reinstate any repealed provision or adopt any provision having a similar effect as the repealed provision.
          This Proposal 3 is designed to prevent the current directors of MMC from taking actions to amend the Bylaws to attempt to nullify or delay the actions taken by the stockholders under the foregoing Proposals. Based on publicly available information, the most recent amendment to the Bylaws was adopted on December 19, 2007 and no amendments after that date have been publicly disclosed.
          While the Bylaws are silent on the ability of stockholders to amend the Bylaws, Section 109 of the Delaware General Corporation Law provides that the conferral of the power to adopt, amend or repeal Bylaws upon the directors or governing body of a corporation, as the case may be, shall not divest the stockholders of such corporation of the power, nor limit their power, to adopt, amend or repeal Bylaws.
          WE STRONGLY URGE YOU TO VOTE “FOR” THE PROPOSAL TO REPEAL ADDITIONAL BYLAWS OR BYLAW AMENDMENTS, AS DESCRIBED ABOVE, ON THE ENCLOSED BLUE PROXY CARD.
OTHER PROPOSALS
          Except as discussed herein and as discussed in the 2008 proxy statement of MMC, we are not aware of any other proposals to be brought before the Annual Meeting. However, we intend to bring before the Annual Meeting such business as we determine may be appropriate, including, without limitation, nominating additional persons for directorships, or making other proposals as may be appropriate to address any action of the MMC Board not publicly disclosed prior to the date of this proxy statement. Should other proposals be brought before the annual meeting, we will vote the BLUE proxy cards with respect to such matters in our discretion.
QUORUM
          The holders of a majority of the number of Shares outstanding and entitled to vote at the Annual Meeting must be present in person or represented by proxy in order to constitute a quorum for the transaction of business. Abstentions and broker non-votes will be included for purposes of determining whether a quorum exists. Broker non–votes occur when brokers do not receive voting instructions from their customers on non–routine matters and consequently have no discretion to vote on those matters. If your Shares are held in the name of a brokerage firm, bank nominee or other institution, you should contact the person responsible for your account and give instructions for a voting instruction card to be issued so that your Shares will be represented and voted at the Annual Meeting.
          Rule 452 of the New York Stock Exchange permits a broker member to vote on certain routine, uncontested matters without specific instructions from the beneficial owners so long as the broker has transmitted proxy material to the beneficial owner at least 15 days prior to the annual meeting of stockholders. It is our view that, to the extent that we distribute material to the brokers for forwarding on to beneficial owners, the election of directors would become a contested item and therefore the brokers will not issue a “routine” vote on behalf of the beneficial owners that have not instructed the brokers as to how they wish to vote on the election of directors. If a beneficial owner wishes to vote, such owner must provide the broker with specific instruction to vote.
REQUIRED VOTE
          According to the most recent proxy statement filed by MMC with the Securities and Exchange Commission, directors are elected (Proposal No. 1 described above) by a plurality of the votes cast, either in person or by proxy, at the Annual Meeting. That means that the director nominees with the most votes for available board seats will be elected. Only votes FOR count. Brokers do not have discretionary voting power with respect to this election of directors. Accordingly, broker non-votes will have no effect on the outcome of the election of directors.
          Proposals 2 and 3 (described above) must be approved by the affirmative vote of a majority of the Shares entitled to vote on the proposal and present in person or represented by proxy at the Annual Meeting. With respect to the matters other than the election of directors, broker non–votes will not be considered to be Shares present, but abstentions will be considered to be Shares present and, therefore, abstentions will have the effect of votes against Proposals 2 and 3.
RECORD DATE AND VOTING PROCEDURES
          According to MMC’s proxy statement, as of March 31, 2008, MMC had issued and outstanding 14,144,347 Shares entitled to be voted at the Annual Meeting. Each Share is entitled to one vote on each matter submitted to a vote of stockholders. The MMC Charter denies cumulative voting rights. Only stockholders of record at the close of business on March 31, 2008 (“Record Date”) will be entitled to vote at the Annual Meeting. If your Shares are registered as of the Record Date directly in your name with MMC’s transfer agent, Continental Stock Transfer & Trust Company, you are considered with respect to those Shares the stockholder of record, and these proxy materials are being sent directly to you. As the stockholder of record, you have the right to submit your voting proxy directly to EHL using the enclosed BLUE proxy card or to vote in person at the Annual Meeting.
          If your Shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of Shares held in “street name.” These proxy materials are being forwarded to you by your broker who is considered, with respect to those Shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker to vote your Shares, and your broker or nominee has enclosed a voting instruction card for you to use. If your Shares are held as of the Record Date by a broker or nominee, please return your voting instruction card as early as possible to ensure that your Shares will be voted in accordance with your instructions. You are also invited to attend the Annual Meeting; however, since you are not the stockholder of record, you may not vote these Shares in person at the meeting unless you comply with the procedure described below.
          If your Shares are held in the name of a custodian and you want to vote in person at the Annual Meeting, you may specially request a document called a “legal proxy” from the custodian and bring it to the Annual Meeting.
          Stockholders of record may appoint proxies to vote their Shares by signing, dating and mailing the BLUE proxy card in the envelope provided. Whether or not you are able to attend the Annual Meeting, you are urged to complete the accompanying BLUE proxy card and return it in the enclosed self–addressed, prepaid envelope. All valid proxies received prior to the meeting will be voted. If you specify a choice with respect to any item by marking the appropriate box on the BLUE proxy card, the Shares will be voted in accordance with that specification. Shares represented by properly executed, but unmarked, BLUE proxy cards will be voted at the Annual Meeting FOR the election of our Nominees to the MMC Board and FOR our other Proposals described herein, and in the discretion of the persons named as proxies on all other matters as may properly come before the Annual Meeting.
          You are being asked to elect the Nominees and to approve the other Proposals described herein. The enclosed BLUE proxy card may only be voted for the Nominees and does not confer voting power with respect to the Company’s nominees. Accordingly, the BLUE proxy card will not provide you with the opportunity to vote for any of the Company’s nominees. You can only vote for the Company’s nominees by signing and returning a proxy card provided by the Company. Stockholders should refer to the Company’s proxy statement for the names, backgrounds, qualifications and other information concerning the Company’s nominees. The participants in this solicitation intend to vote all of their Shares in favor of our Nominees and our other Proposals described herein.
          If you have any questions or require any assistance in executing your proxy, please contact us as follows:
Energy Holdings Limited LLC
P.O. Box [      ]
Wilmington, NC [      ]
Call Toll-Free: 1-888-353-1113

REVOCATION OF PROXIES
          Stockholders of MMC may revoke their proxies at any time prior to the time such proxies are voted by attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute revocation of a proxy) or by delivering a written notice of revocation. The delivery of a subsequently dated proxy which is properly completed will also constitute a revocation of any earlier proxy. The revocation may be delivered either to Energy Holdings Limited LLC at P.O. Box [      ], Wilmington, NC [      ] or to the Corporate Secretary of MMC at the address provided by MMC in MMC’s Proxy Statement.
          Although a revocation is effective if delivered to MMC, we ask that you also mail to us either the original or photostatic copies of all revocations at P.O. Box [      ], Wilmington, NC [      ] so that we will be aware of all revocations and can more accurately determine the number of proxies we receive. Additionally, we may use this information to contact stockholders who have revoked their proxies in order to solicit later dated proxies for the election of the Nominees and approval of our other Proposals described herein.
          IF YOU WISH TO VOTE “FOR” THE ELECTION OF OUR NOMINEES TO THE MMC BOARD AND/OR “FOR” OUR OTHER PROPOSALS DESCRIBED IN THIS PROXY STATEMENT, PLEASE MARK, SIGN, DATE AND RETURN PROMPTLY THE ENCLOSED BLUE PROXY CARD IN THE POSTAGE-PAID ENVELOPE PROVIDED.
RIGHTS OF APPRAISAL OR DISSENTERS’ RIGHTS
          Stockholders of MMC do not have rights of appraisal or dissenters’ rights with respect to the matters described in this proxy statement.
SOLICITATION OF PROXIES; EXPENSES
          EHL and Messrs. Eason and Miller intend to deliver this proxy statement and a form of proxy to holders of at least the percentage of Shares required under applicable law to elect the Nominees and to approve the Proposals.
          In connection with the solicitation of proxies for use at the Annual Meeting, we may solicit proxies in person, by mail, courier services, internet, advertisement, telephone, facsimile and by electronic mail. Proxies will be solicited from individuals, brokers, banks, bank nominees and other institutional holders. We will request banks, brokerage houses and other custodians, nominees and fiduciaries to forward all solicitation materials to the beneficial owners of the Shares they hold of record. We will reimburse these record holders for their reasonable out–of–pocket expenses in so doing. Solicitation of proxies will be made by us and any of the other Nominees, none of whom will receive additional compensation for such solicitation.
          We are bearing the entire expense of this proxy solicitation. Costs related to this solicitation of proxies, including expenditures for attorneys, accountants, printing, transportation, postage and related expenses incidental to this solicitation, are currently anticipated to be approximately $450,000. We estimate that, through the date hereof, our expenses in connection with this solicitation are approximately $200,000.
OTHER NOMINEE AND PARTICIPANT INFORMATION
          In addition to EHL, each of the Nominees are deemed to be “participants” in this proxy solicitation as such term is defined under Regulation 14A of the Exchange Act. The names and business addresses of, and the present principal occupation or employment and the name, principal business and address of any corporation or other organization in which employment is carried out by, each of the Nominees is set forth above under “PROPOSAL NO. 1—ELECTION OF DIRECTORS—The Nominees.”

          On February 7, 2008, MMC and Mr. Miller entered into a Separation Agreement with respect to the termination of his services for MMC. Under the Separation Agreement, MMC paid Mr. Miller severance pay in the aggregate amount of $1,121,762 (gross), and is obligated to pay the cost of Mr. Miller’s COBRA continuation coverage in MMC’s medical plan for eighteen (18) months. Such amounts are in lieu of and in full satisfaction of any amounts that might otherwise be payable to Mr. Miller under any contract, plan or policy including but not limited to his employment agreement dated May 15, 2006 (the “Employment Agreement”). In consideration of the above payments, MMC and Mr. Miller agreed, among other things, that Mr. Miller would (i) release MMC from any and all claims and liability of whatever kind arising prior to February 7, 2008, including but not limited to certain claims relating to the Employment Agreement; (ii) transfer certain intellectual property rights acquired, created or maintained in connection with Mr. Miller’s employment by or association with MMC; and (iii) abide by certain non-competition, non-disparagement and non-solicitation provisions set forth in the Employment Agreement. Under the Separation Agreement, MMC also agreed to release Mr. Miller from any and all claims and liability of whatever kind arising prior to February 7, 2008, with certain exceptions, and abide by a non-disparagement agreement with respect to Mr. Miller. Also pursuant to the Separation Agreement, Mr. Miller was required to resign from the Board of Directors of MMC effective as of February 15, 2008.
          During 2007, Mr. Miller earned salary from MMC in capacities as its Chairman, Chief Executive Officer and President of $341,196 and a bonus of $120,000. Mr. Miller’s compensation for 2006 is reported in MMC’s proxy materials related to the 2008 Annual Meeting and such compensation disclosure is incorporated by reference herein.
          Mr. Hearne is the father-in-law of Karl W. Miller.
          Except as indicated in this Proxy Statement, none of the Nominees has carried on an occupation or employment, during the past five years, with MMC or any corporation or organization which is or was a parent, subsidiary or other affiliate of MMC, and none of the Nominees has ever served on the Board of Directors of MMC. No Nominee is involved in any pending legal proceeding with respect to MMC.
          Except as set forth in this Proxy Statement (including Annex I hereto),
          (i) during the past ten years, no participant in this solicitation has been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors).
          (ii) no participant in this solicitation directly or indirectly beneficially owns any securities of MMC.
          (iii) no participant in this solicitation owns any securities of MMC which are owned of record but not beneficially.
          (iv) no part of the purchase price or market value of the securities of MMC purchased or sold within the past two years by any participant in this solicitation is represented by funds borrowed or otherwise obtained for the purpose of acquiring or holding such securities.
          (v) no participant in this solicitation is, or within the past year was, a party to any contract, arrangement or understanding with any person with respect to any securities of MMC, including, but not limited to joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies, provided that participants in this solicitation who were the record owner of Shares provided proxies for the voting of their Shares at the October 17, 2007 Annual Meeting of Stockholders of MMC.
          (vi) no associate of any participant in this solicitation owns beneficially, directly or indirectly, any securities of MMC.
          (vii) no participant in this solicitation owns beneficially, directly or indirectly, any securities of any parent or subsidiary of MMC.

          (viii) no participant in this solicitation or any of his associates or immediate family members had a direct or indirect material interest in any transaction, or series of similar transactions, since the beginning of MMC’s last fiscal year, or has a direct or indirect material interest in any currently proposed transaction, or series of similar transactions, to which MMC or any of its subsidiaries was or is to be a participant, in which the amount involved exceeds $120,000.
          (ix) no participant in this solicitation or any of his associates has any arrangement or understanding with any person with respect to any future employment by MMC or its affiliates, or with respect to any future transactions to which MMC or any of its affiliates will or may be a party.
          (x) no person, including any member of EHL, who is a party to an arrangement or understanding pursuant to which the Nominees are proposed to be elected, has a substantial interest, direct or indirect, by security holdings or otherwise in any matter to be acted on at the Annual Meeting.
          (xi) no participant in this solicitation or any of his associates is party to any material proceedings adverse to MMC or any of its subsidiaries or has a material interest adverse to MMC or any of its subsidiaries.
          (xii) no participant in this solicitation has held positions or offices with MMC and there is no arrangement or understanding between any participant in this solicitation and any other person(s) pursuant to which such participant in this solicitation was or is to be selected as a director or participant in this solicitation.
          (xiii) there is no family relationship between any participant in this solicitation and any current director or executive officer of MMC.
          (xiv) no participant in this solicitation was involved during the past five years in any of the legal proceedings of the type set forth in Item 401 (f) of Regulation S-K of the SEC Rules.
          (xv) no participant in this solicitation failed to file on a timely basis reports required by section 16(a) of the Securities and Exchange Act with respect to MMC.
          (xvi) no compensation was awarded to, earned by, or paid to any participant in this solicitation during MMC’s last completed fiscal year that would have had to be disclosed under Item 402 of Regulation S-K of the SEC Rules if such participant in this solicitation had been nominated, or intended to be nominated, by the Board of Directors of MMC.
          Annex I attached hereto sets forth, as to each participant in this solicitation, all purchases and sales of securities of MMC effected during the past two years and their beneficial ownership of Shares of MMC.
ADDITIONAL INFORMATION
          This proxy statement omits certain disclosure required by applicable law to be included in MMC’s proxy statement. This disclosure includes, among other things, the securities of MMC held by MMC’s directors, director nominees, management and 5% stockholders, biographical information on MMC’s current directors and executive officers, information concerning executive and director compensation, and certain other information regarding the 2008 Annual Meeting. Stockholders should refer to MMC’s proxy statement in order to review this disclosure. MMC’s proxy statement also contains information relating to the deadline for submitting stockholder proposals for inclusion in MMC’s proxy statement for MMC’s 2009 Annual Meeting and the deadline for stockholders to propose business for consideration at the 2009 Annual Meeting. Accordingly, reference is made to MMC’s proxy statement for such information.
          Except as otherwise noted herein, the information concerning MMC has been taken from or is based upon documents and records on file with the SEC and other publicly available information. Accordingly, we do not take any responsibility for the accuracy or completeness of statements and other information taken from MMC’s proxy statement or other public documents, or for any failure by MMC to disclose any events that may affect the significance or accuracy of such information.

          WE URGE YOU TO SIGN, DATE AND RETURN THE BLUE PROXY CARD IN FAVOR OF THE ELECTION OF OUR NOMINEES AND OUR OTHER PROPOSALS DESCRIBED IN THIS PROXY STATEMENT.

ENERGY HOLDINGS LIMITED LLC G. William Eason Karl W. Miller
Dated: April    , 2008

IMPORTANT
          Please review this document and the enclosed materials carefully. YOUR VOTE IS VERY IMPORTANT, no matter how many or how few Shares you own.
1.	If your Shares are registered in your own name, please mark, sign, date and return the enclosed BLUE proxy card to EHL in the postage-paid envelope provided today.

2.	If you have previously signed and returned a White proxy card to MMC, you have every right to change your vote to a vote FOR the election of our Nominees. You may revoke any White proxy card already sent to MMC by marking, signing, dating and returning the enclosed BLUE proxy card in the postage-paid envelope provided. Any proxy may be revoked at any time prior to the 2008 Annual Meeting by delivering a written notice of revocation or a later dated proxy for the 2008 Annual Meeting to us or by voting in person at the 2008 Annual Meeting. ONLY YOUR LATEST DATED PROXY FOR THE ANNUAL MEETING WILL BE COUNTED AT THE ANNUAL MEETING.

3.	If your Shares are held in the name of a brokerage firm, bank nominee or other institution, only it can sign a BLUE proxy card with respect to your Shares and only after receiving your specific instructions. Accordingly, please vote your Shares according to the enclosed voting instruction form or contact the person responsible for your account and instruct that person to execute the BLUE proxy card representing your Shares. We urge you to confirm in writing your instructions to Energy Holdings Limited LLC at the address provided below so that we will be aware of your instructions and can take steps to ensure that your instructions are followed.

4.	After signing the enclosed BLUE proxy card, we urge you not to sign or return the White proxy card, even as a sign of protest.
If you have any questions, require assistance in executing your BLUE proxy card, or need additional copies of these proxy materials, please contact us as follows:
Energy Holdings Limited LLC
P.O. Box [      ]
Wilmington, NC [      ]
Call Toll-Free: 1-888-353-1113

ANNEX I
SECURITY OWNERSHIP OF NOMINEES and EHL

		Number of Share
Nominee	Title of Class	Beneficially Owned	Percent of Class*
EHL	Common Stock	539,386	4.0
Ketheesch Aran	Common Stock	0	—
G. William Eason**	Common Stock	567,447	4.0
Joseph C. Hearne	Common Stock	0	—
Kevin McConville	Common Stock	0	—
Karl W. Miller	Common Stock	711,328	5.0
Raiford Trask, Jr.	Common Stock	0	—
Tony A. Valentine	Common Stock	0	—

*	These percentages have been calculated based on the 14,144,347 Shares stated to be outstanding as of March 31, 2008 according to the 2008 Annual Meeting proxy statement of MMC.

**	Mr. Eason owns directly 8,061 Shares. These Shares were acquired with personal funds. Mr. Eason has sole power with respect to the voting and disposition of these Shares. Mr. Eason also beneficially owns 559,386 Shares which represent the aggregate number of Shares beneficially owned by Energy Holdings Limited LLC (“EHL”). Pursuant to the EHL LLC Agreement, Mr. Eason, as the managing member of EHL, has sole voting power with respect to all of the Shares held by EHL. Mr. Eason expressly disclaims any beneficial ownership of such Shares.
BENEFICIAL OWNERSHIP
          The Nominees and EHL are deemed to beneficially own (as such term is defined in Rule 13d–3 under the Securities Exchange Act of 1934, as amended), in the aggregate, 1,278,775 Shares, representing approximately 9% of the issued and outstanding Shares, based upon the amount of Shares reported to be issued and outstanding in the 2008 proxy statement of MMC.
          Pursuant to the Amended and Restated Limited Liability Company Agreement of EHL, dated as of April 3, 2008 (the “EHL LLC Agreement”), by and among the Company, William Eason, Joseph C. Hearne, Raiford G. Trask, Jr., Trustee under the Raiford G. Trask, Jr. Revocable Trust Agreement dated May 23, 2006, Robert Clements and Robert Samuels (the “Members”), each of the Members (of whom three, Messrs. Eason, Hearne and Trask, are Nominees) have contributed shares of common stock of MMC to the capital of EHL in exchange for membership interests in EHL. Although the members of EHL have sent their MMC Shares to MMC’s transfer agent for recordation of transfer, EHL still has not yet received from MMC its MMC Shares registered in its name.
          Mr. Aran does not currently own Shares.
          Mr. Eason owns directly 8,061 Shares. These Shares were acquired with personal funds. Mr. Eason has sole power with respect to the voting and disposition of these Shares. Mr. Eason also beneficially owns 559,386 Shares which represent the aggregate number of Shares beneficially owned by EHL. Pursuant to the EHL LLC Agreement, Mr. Eason, as the managing member of EHL, has sole voting power with respect to all of the Shares held by EHL. Mr. Eason expressly disclaims any beneficial ownership of such Shares.
          Mr. Hearne does not currently own Shares.
          Mr. McConville does not currently own Shares.

          Mr. Miller owns directly 711,328 Shares. These Shares were acquired with personal funds. Mr. Miller has sole power with respect to the voting and disposition of the Shares beneficially owned by him.
          Mr. Trask does not currently own Shares.
          Mr. Valentine does not currently own Shares.
          Purchase and Sales of Securities of MMC
          All purchases and sales of securities of MMC effected during the past two years, the dates on which they were purchased or sold and the amount purchased or sold on each such date by the Nominees and EHL are listed below.
          Ketheesch Aran — None.
          G. William Eason — Mr. Eason contributed 160,235 Shares to EHL in connection with the formation of EHL on March 7, 2008. Mr. Eason remains the record owner of 8,061 Shares. As the Managing Member of EHL, Mr. Eason beneficially owns 559,386 Shares held by EHL because he has sole voting power with respect to those Shares.
          Joseph C. Hearne — Mr. Hearne contributed 156,734 Shares to EHL in connection with the formation of EHL on March 7, 2008.
          Kevin McConville — None.
          Karl W. Miller — The table below sets forth all purchases and sales of securities of MMC effected during the past two years, the dates on which they were purchased or sold and the amount purchased or sold on each such date by Karl W. Miller. As of the close of business on March 19, 2008, Mr. Miller beneficially owned 711,328 shares of common stock of MMC.

Date of Transaction	Shares Purchased
8/16/2007	12,000
8/17/2007	3,000
8/20/2007	5,000
8/21/2007	100
8/23/2007	4,880
8/24/2007	10,000
8/30/2007	25,700
11/16/2007	11,000
11/19/2007	4,00
11/27/2007	32,753
2/29/2008	200
3/3/2008	1,200
3/4/2008	119
3/5/2008	500
3/5/2008	310
3/6/2008	1,500
3/10/2008	900
3/11/2008	2,400

Date of Transaction	Shares Purchased
3/11/2008	2,500
3/11/2008	400
3/12/2008	3,500
3/13/2008	500
3/14/2008	36,000
3/14/2008	7,042
4/14/2008	10,000
          Raiford G. Trask, Jr., Trustee under the Raiford G. Trask , Jr. Revocable Trust Agreement dated May 23, 2006 — Mr. Trask contributed 156,734 Shares to EHL in connection with the formation of EHL on March 7, 2008.
          Tony Valentine — None.
          EHL — Pursuant to the EHL LLC Agreement, each of the Members of EHL have contributed shares of common stock of MMC to the capital of EHL in exchange for membership interests in EHL.
          The interests that the founding stockholders of MMC, including Mr. Miller, held in MMC Energy North America LLC were converted into Shares on May 15, 2006.

PRELIMINARY COPY
MMC ENERGY, INC.
2008 ANNUAL MEETING OF STOCKHOLDERS
THIS PROXY IS SOLICITED ON BEHALF OF ENERGY HOLDINGS LIMITED LLC
G. WILLIAM EASON AND KARL W. MILLER
PROXY
          The undersigned appoints and constitutes G. William Eason and Kevin McConville and each of them as attorneys, agents and proxies, with full power of substitution, to represent the undersigned and vote all Shares of common stock of MMC Energy, Inc. (“MMC” or the “Company”) which the undersigned would be entitled to vote if personally present at the 2008 Annual Meeting of Stockholders of the Company scheduled to be held on May 28, 2008, at 9:00 a.m., local time, at Le Meridien Hotel, 333 Battery Street, San Francisco, California, and including at any adjournments, postponements, reschedulings or continuations thereof and at any meeting called in lieu thereof (the “Annual Meeting”). THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED BY THE STOCKHOLDER, FOR the election of nominees, Kevin McConville, Ketheesch Aran, Tony Valentine, Karl W. Miller, G. William Eason, Joseph Hearne, and Raiford Trask, Jr., FOR Proposals 2 and 3 referred to on the reverse side and described in the Proxy Statement, and on any other business which shall properly come before the meeting, with all powers the stockholder would possess if personally present.
          The undersigned hereby revokes any other proxy or proxies heretofore given to vote or act with respect to the shares of common stock of the Company held by the undersigned, and hereby ratifies and confirms all action the herein named attorneys, agents and proxies, their substitutes, or any of them may lawfully take by virtue hereof. If properly executed, this Proxy will be voted as directed on the reverse and in the discretion of Messrs. Eason and McConville, or any of their substitutes, with respect to any other matters as may properly come before the Annual Meeting that are unknown to Energy Holdings Limited LLC, G. William Eason or Karl W. Miller a reasonable time before this solicitation. This Proxy will be valid until the completion of the Annual Meeting.
          IF NO DIRECTION IS INDICATED WITH RESPECT TO THE PROPOSALS ON THE REVERSE SIDE, THIS PROXY WILL BE VOTED “FOR” PROPOSALS 1, 2 AND 3.
ENERGY HOLDINGS LIMITED LLC, G. WILLIAM EASON AND KARL W. MILLER STRONGLY
RECOMMEND THAT STOCKHOLDERS VOTE “FOR” PROPOSALS 1, 2 AND 3.
IMPORTANT: PLEASE SIGN, DATE AND MAIL THIS PROXY CARD PROMPTLY!
CONTINUED AND TO BE SIGNED ON REVERSE SIDE

☒	Please mark vote as in this example
Proposal 1–To elect Kevin McConville, Ketheesch Aran, Tony Valentine, Karl W. Miller, G. William Eason, Joseph Hearne, and Raiford Trask, Jr. to serve as directors of MMC until the 2009 Annual Meeting of Stockholders or until their successors are elected and shall qualify.

FOR ALL
	WITHHOLD	EXCEPT
	AUTHORITY TO	NOMINEE(S)
FOR ALL	VOTE FOR ALL	WRITTEN
NOMINEES	NOMINEES	BELOW
☐	☐	☐
INSTRUCTION: To withhold authority to vote for any individual nominee, mark the “FOR ALL EXCEPT” box above and write the name(s) of the nominee(s) you do not support on the line below. Your shares will be voted for the remaining nominee(s).

Proposal 2 – To amend the MMC Bylaws to establish an age limitation for directors providing that no person shall be eligible to be elected as a director for a term which expires after he or she reaches age 72.

☐ FOR	☐ AGAINST	☐ ABSTAIN
Proposal 3 – To repeal each provision of MMC’s Bylaws and all amendments thereto adopted since March 7, 2008 and before the seating of the Nominees on the Board, other than provisions adopted by stockholders and provisions which under Delaware law cannot be repealed by stockholders, and to provide that, without the affirmative vote of a majority of the stock of MMC, MMC’s Board may not thereafter amend the Bylaws or adopt any new Bylaw in a manner that reinstates any repealed provision or adopt any similar provision.

☐ FOR	☐ AGAINST	☐ ABSTAIN

Dated:

(Signature)

(Signature, if held jointly)

(Title)
NOTE: This proxy should be signed as the name appears hereon. If shares of common stock of MMC are held jointly, each joint owner should sign. If signing as attorney, executor, administrator, trustee, guardian, or in some other representative capacity, or as an officer of a corporation, please indicate full title and the capacity in which signing. Please complete, date and return it in the enclosed envelope, which requires no postage if mailed in the United States.